================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                        ------------------------------


                                   FORM 8-K/A


                                 CURRENT REPORT

                    PURSUANT TO SECTION 13 OR 15 (d) OF THE
                  SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): OCTOBER 28, 1997

                               G & L REALTY CORP.
             (Exact name of Registrant as specified in its charter)



     MARYLAND                          1-12566            95-4449388
(State or other jurisdiction of      (Commission File    (I.R.S. Employer
incorporation or organization)       Number)             Identification No.)



       439 N. BEDFORD DRIVE
     BEVERLY HILLS, CALIFORNIA                               90210
 (Address of Principal Executive Offices)                 (Zip Code)



      REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (310) 273-9930

================================================================================

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

     On October 15, 1997, G & L Realty Corp. (the "Company") and G&L Realty Partnership, L.P. (the "Operating Partnership") created two new entities for the purpose of acquiring three nursing homes in Massachusetts (the "Hampden Properties.") The Company has formed G&L Hampden, Inc., a Delaware corporation and wholly owned subsidiary of the Company. The Operating Partnership and G&L Hampden, Inc. have entered into an operating agreement and have formed G&L Hampden, LLC ("G&L Hampden"), a Delaware limited liability company which is 99% owned by the Operating Partnership and 1% owned by G&L Hampden, Inc. its sole managing member. On October 28, 1997, G&L Hampden acquired the Hampden Properties from Hampden Nursing Homes, Inc. ("Hampden Nursing") for a total aggregate consideration of approximately $20.0 million. Of this amount, G&L Hampden borrowed $6.0 million from Nomura Asset Capital Corp. ("Nomura") at an interest rate of 8.62% per annum. The Hampden Properties were pledged as security for the repayment of this loan. Under this loan, the Company may, at any time during the next two years, make up to two additional draws of not less than $2.0 million each, up to an aggregate loan amount of 14.0 million (including the initial draw under the loan). In the event the Company makes an additional loan draw, the interest rate on such draw will be 2.5% per annum above the prevailing market rate on U.S. Treasury Securities of equivalent maturity. The loan agreement with Nomura provides for a term of 12 years and requires monthly interest and principal payments based upon a 27-year amortization schedule. At the end of 12 years, all unpaid principal and interest will be due in full. The Company has the option to prepay this loan at any time upon the payment of a premium that, when added to the remaining principal amount of the note, will be sufficient to purchase non-callable obligations of the U.S. Government sufficient to provide for the scheduled payments remaining under the note. As a condition of the loan, Nomura has required G&L Hampden to place $400,000 into a reserve account which may be used to fund unspecified maintenance capital reserves.

     In conjunction with the acquisition of the Hampden Properties, the Company entered into a 15-year net operating lease with Iatros Health Network, Inc. ("Iatros"). Although Iatros is the current operator of the Hampden Properties, the licenses necessary to operate the Hampden Properties are currently held by Hampden Nursing. Iatros has applied for state authorization to operate the Hampden Properties without the participation of Hampden Nursing. Although this transfer will be handled in the normal course of business, the parties anticipate that it will take approximately 90 days to transfer the licenses from the close of the transaction. Until the licenses are transferred, the Company has leased the facilities to Hampden Nursing which has engaged Iatros to manage the facilities until the licenses are transferred. The lease between the Company and Hampden Nursing requires monthly lease payments of $225,000 and expires upon transfer of the operating licenses from Hampden Nursing to Iatros. The Company's lease with Iatros for the Hampden Properties provides for the monthly lease payments of $225,000 and fixed annual increases of 2.0% per year during the first seven years. Thereafter, the annual increase will be based upon the greater of 2.0% of the previous year's rent or 2.5% of the increase in gross receipts derived from the operation of the Hampden Properties in excess of $17,750,000. Although management believes that Iatros will receive approval for the transfer of the operating license from Hampden Nursing in a timely manner, there can be no assurance that the license will be transferred or, if it is, that the transfer will occur within the expected 90-day time period from the close of the transaction.

       The Hampden Properties consist of Riverdale Gardens Nursing Home, located in West Springfield, Massachusetts, Chestnut Hill Nursing Home, located in East Longmeadow, Massachusetts and Mary Lyon Nursing Home, located in Hampden, Massachusetts.

     Riverdale Gardens Nursing Home is a 168-bed nursing facility currently licensed for 84 skilled care and 84 intermediate care beds with 16 private and 76 double occupancy rooms. Constructed in various stages between 1957 and 1975, the property consists of a single story, 54,451 square foot building on approximately 3.85 acres as well as a 3,366 square foot family residence on an adjacent 30,000 square foot lot.

     Chestnut Hill Nursing Home is a 123-bed nursing home consisting of 82 skilled nursing and 41 intermediate care beds with 15 private and 54 double occupancy rooms. The facility is a 49,198 square foot, single story building constructed in 1984 on approximately 11.9 acres of land.

     Mary Lyon Nursing Home occupies a 28,940 square foot building situated on
3.7 acres and was originally constructed in 1959 and renovated in 1986. The facility is licensed for 100 beds of which 40 are skilled nursing and 60 are intermediate care beds with ten private rooms, 39 double occupancy and three quadruple occupancy rooms.

     The following table sets forth certain information regarding the Hampden Properties as of October 28, 1997.



                                            Year Constructed
                                                   or                                            Total         Average Annual
                                             Rehabilitated       Number of      Purchase       Annualized       Rent Per Bed
                Property                                           Beds           Price           Rent
-----------------------------------------   -----------------    ----------     ---------      -----------     ---------------

Riverdale Gardens Nursing Home...........          1957-1975             168   $ 5,650,000       $  762,420            $ 4,538
Chestnut Hill Nursing Home...............               1984             123    10,616,000        1,432,800             11,649
Mary Lyon Nursing Home...................               1986             100     3,741,000          504,780              5,048
                                                                               -----------       ----------
Total                                                                          $20,007,000       $2,700,000


     The total annualized rent expected to be derived from the Hampden Properties is approximately $2.7 million, or approximately 11.5% of the Company's total annualized rental income based on current rental rates. This rental income will be derived from Hampden Nursing until the transfer of the licenses to Iatros, at which time Iatros will be responsible for the rent on the Hampden Properties. Iatros has recently experienced problems in operating certain senior care facilities and had reported financial difficulties which could materially and adversely affect the Company's results of operations and its ability to make expected distributions to stockholders. In light of such difficulties, Iatros has recently hired a new management team to improve its senior care facility operating capabilities. Although the Company believes that this new management team will be able to operate senior care facilities profitably, there can be no assurance that Iatros' facility operations will improve under its new management team.

ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(A)  Financial Statements of Businesses Acquired

     Financial Statements of Iatros for the period specified in Rule 3-14 of Regulation S-X are included as part of Iatros' Quarterly Report on Form 10-Q for the quarter ended September 30, 1997 (File No.: 0-20345) and are incorporated herein by reference.

(B)  Pro forma Financial Information

                               G & L REALTY CORP.
                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                            AS OF SEPTEMBER 30, 1997
                                  (UNAUDITED)

     This Pro Forma Condensed Consolidated Balance Sheet reflects the September 30, 1997: (i) unaudited assets, liabilities and stockholders' equity of G&L Realty Corp. (the "Company") as previously reported in the Company's Form 10-Q,
(ii) unaudited pro forma adjustments, and (iii) an unaudited pro forma statement which presents the September 30, 1997 balance sheet as if the acquisition of the Hampden Properties and the execution of the related 15-year net operating lease between the Company and Iatros had been completed as of September 30, 1997.

                                                         As Previously        Pro Forma          Pro Forma
                                                             Stated          Adjustments         Statement
                                                      ---------------------------------------------------------
ASSETS
------
Rental properties:
 Land                                                 $ 23,521,000          $  3,078,000          $ 26,599,000
 Buildings and improvements, net                        95,117,000            16,929,000           112,046,000
                                                      ------------          ------------          ------------
   Total rental properties                             118,638,000            20,007,000           138,645,000
Cash and cash equivalents                                  570,000             2,163,000             2,733,000
Restricted Cash                                          2,566,000               400,000             2,966,000
Accounts receivable, net                                 1,013,000                47,000             1,060,000
Tenant rent and reimbursements receivable, net           1,581,000                                   1,581,000
Unbilled rent receivable, net                            1,722,000                                   1,722,000
Investments in unconsolidated affiliates                 5,391,000            (2,653,000)            2,738,000
Mortgage loans and bonds receivable                     30,224,000           (14,000,000)           16,224,000
Assets available for sale                                  287,000                                     287,000
Deferred charges and other assets, net                   2,354,000                36,000             2,390,000
                                                      ------------          ------------          ------------
   TOTAL ASSETS                                       $164,346,000          $  6,000,000          $170,346,000
                                                      ============          ============          ============

LIABILITIES AND STOCKHOLDERS EQUITY
-----------------------------------
Liabilities:
 Notes payable                                        $103,939,000            $6,000,000           109,939,000
 Accounts payable and other liabilities                  1,617,000                                   1,617,000
 Distributions payable                                   1,601,000                                   1,601,000
 Tenant security deposits                                1,044,000                                   1,044,000
                                                      ------------          ------------          ------------
  Total liabilities                                    108,201,000             6,000,000           114,201,000

Commitments and contingencies                               ---                                         ---

Minority interest in consolidated partnership           (2,645,000)                                 (2,645,000)
Minority interest in Operating Partnership               2,966,000                                   2,966,000
Stockholders' equity:
 Preferred shares - $.01 par value, 10,000,000 shares
   authorized, 1,495,000 shares of 10.25% Series A
    Cumulative issued and outstanding as of 6/30/97         15,000                                      15,000

 Common shares - $.01 par value, 50,000,000 shares
  authorized, 4,005,700 shares issued and outstanding as
  of  6/30/97                                               40,000                                      40,000


 Additional paid-in capital                             58,186,000                                  58,186,000
 Distributions in excess of net income                  (2,417,000)                                 (2,417,000)
                                                      ------------          ------------           ------------
   Total stockholders' equity                           55,824,000                                  55,824,000
                                                      ------------          ------------           ------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY            $164,346,000            $6,000,000           170,346,000
                                                      ============          ============           ============

                               G & L REALTY CORP.
            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1996

     This Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 1996 reflects: (i) the audited revenues, expenses and net income of the Company as previously reported in the Company's Form 10-K, (ii) unaudited pro forma adjustments, and (iii) an unaudited pro forma statement of revenues, expenses and operating income of the as if the acquisition of the Hampden Properties and the execution of the related 15-year net operating lease between the Company and Iatros had been completed as of January 1, 1996, the start of the Company's fiscal year.

                                                   As Previously       Pro Forma          Pro Forma
                                                      Stated          Adjustments         Statement
                                                 ------------------ ----------------- ------------------
                                                     (Audited)        (Unaudited)        (Unaudited)
REVENUES:
    Rental .........................................   $ 15,796,000    $  2,700,000    $ 18,496,000
    Tenant reimbursements ..........................        728,000                         728,000
    Parking ........................................      1,251,000                       1,251,000
    Interest, loan fees and other ..................      6,712,000      (2,631,000)      4,081,000
    Other ..........................................        549,000                         549,000
                                                      -------------    ------------    ------------
       Total revenues ..............................     25,036,000          69,000      25,105,000
                                                      -------------    ------------    ------------

EXPENSES:
    Property operations ............................      5,696,000                       5,696,000
    Depreciation and amortization ..................      3,276,000         440,000       3,716,000
    Interest .......................................      8,819,000        (855,000)      7,964,000
    General and administrative .....................      1,787,000                       1,787,000
    Loss on disposition of real estate .............      4,874,000                       4,874,000
                                                      -------------    ------------    ------------
       Total expenses ..............................     24,452,000        (415,000)     24,037,000
                                                      -------------    ------------    ------------
Income from operations before minority interests and
    extraordinary gains (losses) ...................        584,000         484,000       1,068,000
Minority interest in consolidated partnership ......       (129,000)                       (129,000)
Minority interest in Operating Partnership .........        (65,000)        (53,000)       (118,000)
                                                      -------------    ------------    ------------
Income before extraordinary gains (losses) .........        390,000         431,000         821,000
    Extraordinary gain, net of minority interest ...      9,311,000                       9,311,000
                                                      -------------    ------------    ------------


Net income .........................................   $  9,701,000         431,000    $ 10,132,000
                                                      =============    ============    ============

Per share data:
    Income before extraordinary gains (losses) .....   $       0.10    $       0.10    $       0.20
    Extraordinary gains (losses) ...................           2.23                            2.23
                                                      -------------    ------------    ------------
    Net income .....................................   $       2.33    $       0.10    $       2.43
                                                      =============    ============    ============

Weighted average number of outstanding shares ......      4,172,000                       4,172,000


                               G & L REALTY CORP.
            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997
                                   (UNAUDITED)

     This Pro Forma Condensed Consolidated Statement of Operations for the nine months ended September 30, 1997 reflects: (i) the unaudited revenues, expenses and net income of the Company as previously reported in the Company's Form 10-Q,
(ii) unaudited pro forma adjustments, and (iii) an unaudited pro forma statement of revenues, expenses and operating income of the Company as if the acquisition of the Hampden Properties and the execution of the related 15-year net operating lease between the Company and Iatros had been completed as of January 1, 1997, the start of the Company's current fiscal year.

                                                      As Previously       Pro Forma          Pro Forma
                                                         Stated          Adjustments         Statement
                                                    ------------------ ----------------- ------------------
REVENUES:
    Rental .........................................   $ 14,614,000    $  2,025,000       16,639,000
    Tenant reimbursements ..........................        584,000                          584,000
    Parking ........................................      1,048,000                        1,048,000
    Interest, loan fees and other ..................      3,444,000      (1,637,000)       1,807,000
    Other ..........................................        221,000                          221,000
                                                      -------------    ------------     ------------
       Total revenues ..............................     19,911,000         388,000       20,299,000
                                                      -------------    ------------     ------------
EXPENSES:
    Property operations ............................      4,657,000                        4,657,000
    Depreciation and amortization ..................      2,947,000         397,000        3,344,000
    Interest .......................................      6,749,000          51,000        6,800,000
    General and administrative .....................      1,509,000                        1,509,000
                                                      -------------    ------------     ------------
       Total expenses ..............................     15,862,000         448,000       16,310,000
                                                      -------------    ------------     ------------
Income from operations before minority interests and
    equity in earnings of unconsolidated affiliates.      4,049,000         (60,000)       3,989,000
Equity in earnings of unconsolidated affiliate .....        866,000        (234,000)         632,000
Minority interest in consolidated affiliates .......       (135,000)                        (135,000)
Minority interest in Operating Partnership .........       (400,000)         32,000         (368,000)
                                                      -------------    ------------     ------------

Net income .........................................   $  4,380,000    $   (262,000)    $  4,118,000
                                                      =============    ============     ============

Net income per share ...............................   $       0.70    $       0.06     $       0.64
                                                      =============    ============     ============

Weighted average number of outstanding shares ......      4,135,000                        4,135,000


BUILDINGS AND IMPROVEMENTS

        Buildings and improvements consist of the following:



                                                  As of September 30, 1997
                                                        (Unaudited)
                                              As Previously    Pro Forma     Pro Forma
                                                 Stated       Adjustments    Statement
                                            -------------------------------------------
Buildings and improvements                    $102,674,000    $15,885,000   $118,559,000
Tenant improvements                              5,123,000                     5,123,000
Furniture, fixtures and equipment                  372,000      1,044,000      1,416,000
                                            --------------    -----------   ------------
                                               108,169,000     16,929,000    125,098,000

Less accumulated depreciation and
  amortization                                 (13,052,000)                  (13,052,000)
                                            --------------    -----------   ------------
        Total                                 $ 95,117,000    $16,929,000   $112,046,000
                                            ==============    ===========   ============


DEFERRED CHARGES AND OTHER ASSETS

        Deferred charges and other assets consist of the following:

                                                  As of September 30, 1997
                                                          (Unaudited)
                                        As Previously      Pro Forma          Pro Forma
                                           Stated         Adjustments         Statement
                                         ------------------------------------------------
Deferred financing costs                 $1,760,000            $36,000         $1,796,000
Pre-acquisition costs                        63,000                                63,000
Leasing commissions                         576,000                               576,000
Prepaid expense and other assets            397,000                               397,000
                                         ----------          ---------         ----------
                                          2,796,000             36,000          2,832,000
Less accumulated amortization              (442,000)                             (442,000)
                                         ----------          ---------         ----------
        Total                            $2,354,000            $36,000         $2,390,000
                                         ==========          =========         ==========

PRO FORMA FUNDS FROM OPERATIONS


  Industry analysts generally consider FFO to be an appropriate measure of the performance of a REIT. The Company presents FFO based upon the guidelines established by the Board of Governors of the National Association of Real Estate Investment Trusts ("NAREIT"). FFO is calculated to include the minority interest's share of income since the Operating Partnership's net income is allocated proportionately among all owners of Operating Partnership units. The number of Operating Partnership units held by the Company is identical to the number of outstanding shares of the Company's common stock, and owners of Operating Partnership units may, at their discretion and subject to certain restrictions, exchange their units into shares of common stock on a one-for-one basis.


     Management believes that in order to facilitate a clear understanding of the operating results of the Company, FFO should be examined in conjunction with the Company's net income as presented in the Condensed Consolidated Financial Statements and Notes thereto included in the Company's interim results as reported on Form 10-Q, the additional data presented below, and the Company's Consolidated Financial Statements and related Notes included in the Company's annual report on Form 10-K. FFO is only one of a range of indicators which should be considered in determining a company's operating performance. The methods of calculating FFO among different companies are subject to variation, and FFO therefore may be an invalid measure of comparing companies. Also, the elimination of depreciation and gains and losses on sales of property may not be a true indication of an entity's ability to recover its investment in properties. The table below present an analysis of pro forma FFO for the six months ended June 30, 1997 and the year ended December 31, 1996.

                                                    For the nine months ended                         For the year ended
                                                       September 30, 1997                             December 31, 1996
                                                           (Unaudited)                                   (Unaudited)
                                                As                                            As
                                            Previously      Pro Forma      Pro Forma      Previously      Pro Forma       Pro Forma
                                              Stated       Adjustments     Statement        Stated       Adjustments      Statement
                                        --------------------------------------------------------------------------------------------
                                                                            (AMOUNTS IN THOUSANDS)
FUNDS FROM OPERATIONS (1):
-------------------------
Net Income                                  $ 4,380      $ (262)         $ 4,118            $ 9,701         $ 431       $ 10,132
ADD:    Minority interest in Operating
 Partnership                                    400         (32)             368                 65            53            118

ADD:  Real estate related depreciation
 and amortization                             2,461         298            2,759              2,727           397          3,124

ADD:  Loss on disposition of rental             ---                          ---              4,874                        4,874
 property
LESS:  Extraordinary gain                       ---                          ---             (9,311)                      (9,311)
LESS:  Adjustment for minority interest
 in consolidated affiliates                     (61)                         (61)               (28)                         (28)

LESS:  Dividends on preferred stock          (1,150)                      (1,150)               ---                          ---
                                            -------      ------          -------            -------         -----       --------
FUNDS FROM OPERATIONS                       $ 6,030      $    4          $ 6,034            $ 8,028         $ 881       $  8,909
                                            =======      ======          =======            =======         =====       ========

Weighted average number of outstanding
 shares and units                             4,523                        4,523              4,542                        4,542

                       (see footnotes on following page)

_____________
(1) FFO represents net income (computed in accordance with generally accepted accounting principles, consistently applied ("GAAP")), excluding gains (or losses) from debt restructuring and sales of property, plus depreciation of real property, less preferred stock dividends PAID DURING THE PERIOD and after adjustments for consolidated and unconsolidated entities in which the Company holds a partial interest. FFO is computed in accordance with the definition adopted by NAREIT. Dividends on the Company's preferred stocks are paid monthly in arrears on the fifteenth day of the month to holders of record on the first day of each month. FFO should not be considered as an alternative to net income or any other indicator developed in compliance with GAAP, including measures of liquidity such as cash flows from operating, investing and financing activities. FFO is helpful in evaluating the performance of a real estate portfolio considering the fact that historical cost accounting assumes that the value of real estate diminishes predictably over time. FFO is only one of a range of indicators which should be considered in determining a company's operating performance. The methods of calculating FFO among different companies are subject to variation; therefore, FFO may be an invalid measure for purposes of comparing companies. Also, the elimination of depreciation and gains and losses on sales of property may not be a true indication of an entity's ability to recover its investment in properties. The Company implemented the new method of calculating FFO effective as of the NAREIT-suggested adoption date of January 1, 1996.

(2) Assumes that all outstanding Operating Partnership units have been converted to common stock.



(c)
     10.53* Purchase and Sales Agreement, dated October 1, 1997, by and between
            Hampden Nursing Homes, Inc. and G&L Senior Care, LLC.

     10.54* Lease and Agreement, dated October 1, 1997, by and between G&L
            Hampden, LLC and Hampden Holding Group, Inc.

     10.55* Loan Commitment, dated October 23, 1997, by and between G&L Realty
            Partnership, L.P. and Iatros Health Network, Inc.

     10.56* Lease and Agreement, dated October 1, 1997, by and between G&L
            Hampden, LLC and Hampden Nursing Homes, Inc.

     10.57* Guaranty of Lease, dated October 1, 1997, by Iatros Health Network,
            Inc.

     10.58* Limited Liability Company Agreement of G&L Hampden, LLC.

     10.59* Loan Agreement by and between Nomura Asset Capital Corporation and
            G&L Hampden, LLC.

     10.60* Promissory Note in the amount of $6,000,000 given by G&L Hampden, LLC in favor of Nomura Asset Capital Corporation.

     10.61* Form of Mortgage, Assignment of Rents, Security Agreement and
            Fixture Filing for each of the 3 Hampden Properties.
-----------------
* Filed as an exhibit to the Registant's Current Report on Form 8-K (filed as of October 28, 1997).

                                  SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             G & L REALTY CORP.



Date:  December 24, 1997                     /s/ Quentin Thompson
                                             ----------------------------
                                             Quentin Thompson
                                             Chief Accounting Officer,
                                             Treasurer and Secretary

                                 EXHIBIT INDEX

EXHIBIT NO.     DESCRIPTION
-----------     -----------
10.53*          Purchase and Sales Agreement, dated October 1, 1997, by and between Hampden Nursing Homes, Inc. and G&L Senior Care, LLC.

10.54*          Lease and Agreement, dated October 1, 1997, by and between G&L
                Hampden, LLC and Hampden Holding Group, Inc.

10.55*          Loan Commitment, dated October 23, 1997, by and between G&L
                Realty Partnership, L.P. and Iatros Health Network, Inc.

10.56*          Lease and Agreement, dated October 1, 1997, by and between G&L
                Hampden, LLC and Hampden Nursing Homes, Inc.

10.57*          Guaranty of Lease, dated October 1, 1997, by Iatros Health
                Network, Inc.

10.58*          Limited Liability Company Agreement of G&L Hampden, LLC.

10.59* Loan Agreement by and between Nomura Asset Capital Corporation and G&L Hampden, LLC.

10.60*          Promissory Note in the amount of $6,000,000 given by G&L
                Hampden, LLC in favor of Nomura Asset Capital Corporation.

10.61*          Form of Mortgage, Assignment of Rents, Security Agreement and
                Fixture Filing for each of the 3 Hampden Properties.

--------------
* Filed as an exhibit to the Registrant's Current Report on Form 8-K (filed as of October 28, 1997).